                                                                EXHIBIT 99


Bruce L. Connery                        FOR RELEASE:  April 22, 1999
205 325 3898

Tom Barker
205 325 3586



                       SONAT REPORTS FIRST QUARTER RESULTS

      BIRMINGHAM, Ala. -- Ronald L. Kuehn, Jr., chairman, president and chief executive officer of Sonat Inc. (NYSE: SNT), announced today that Sonat earned $16.3 million, or $.15 per share, for the three months ended March 31, 1999, after eliminating a $228.5 million, or $2.08 per share, ceiling test charge required by full cost accounting for its exploration and production business segment. In the same 1998 period the company earned $53.8 million, or $.48 per share, after eliminating a $25.8 million, or $.23 per share, ceiling test charge. The decline in normalized earnings is principally due to sharply lower oil and natural gas prices and lower production. In addition, first quarter 1999 earnings were negatively impacted by $4.1 million, or $.04 per share, of expenses pertaining to Sonat's proposed merger with El Paso Energy Corporation and unrealized tax credits.

               Exploration and Production Results and Operations

      Sonat Exploration Company's earnings before interest and taxes (EBIT) for the first quarter of 1999 were $1.2 million, after eliminating the effect of the $351.5 million pre-tax ceiling test charge. This compares with EBIT of $37.3 million in the same 1998 period, after eliminating the effect of a $39.7 million pre-tax ceiling test charge. Total production declined from 78 billion cubic feet of natural gas equivalent (Bcfe) to 55 Bcfe, primarily due to significant producing property sales that took place during 1998.

      Realized natural gas prices for the first quarter of 1999 were $1.66 per thousand cubic feet (Mcf) as compared with $2.01 per Mcf last year. Realized oil prices were $11.04 per barrel compared with $14.76 per barrel last year.

      So far this year, Sonat Exploration has been successful on two of the five exploratory wells that it has drilled in the Gulf of Mexico and currently has three wells drilling in the Gulf. Onshore, Sonat Exploration has been successful on three of the seven exploratory wells that it has drilled this year.

      In the March Federal Lease Sale 172, Sonat Exploration was the apparent successful bidder on 22 offshore tracts at a total cost of $6 million. Twelve of these tracts have been awarded to date.

                Natural Gas Transmission Results and Operations

      First quarter EBIT for the natural gas transmission segment was $56.2 million compared with $68.9 million in the first quarter of 1998. The decrease is primarily due to the impact of earnings contributions from a depreciation adjustment and various other non-recurring items that took place in the first quarter of 1998.

      During the first quarter, Southern Natural and Carolina Power & Light Company (CP&L) (NYSE:CPL) announced plans to form a 50/50 joint venture to construct, own and operate the Palmetto Interstate Pipeline. This proposed project is a 180-mile, 30-inch, natural gas pipeline extending from the terminus of Southern Natural's pipeline system in Aiken, S.C., to an interconnect with the North Carolina Natural Gas (NCNG) system in Robeson County, N.C. The initial capacity of this pipeline is expected to be between 200 million and 300 million cubic feet per day with an estimated cost of $200 million to $250 million. To support this project, Southern Natural will significantly expand its system at a cost that is expected to exceed $200 million.

      Also during the first quarter, Southern Natural began construction on its North Alabama Pipeline expansion. This 78 million-cubic-feet-per-day expansion, which will serve the cities of Huntsville and Decatur and three other customers, is expected to be in service in late 1999.

                           Energy Services Results

      Sonat Energy Services Company's EBIT for the first quarter of 1999 was a loss of $1.6 million, which compared with income of $836,000 in 1998. Lower natural gas trading and origination margins were offset by higher margins at Sonat Power Marketing L.P. However, the 50 percent-owned Mid-Georgia Cogen L.P. power plant, which was not operational in the first quarter of 1998, reported a loss during the quarter as the majority of the revenues for this plant are earned during the second and third quarters of the year.

      Sonat Inc., headquartered in Birmingham, is a diversified energy company engaged in exploration and production of oil and natural gas, interstate transmission of natural gas, and energy services. Visit Sonat's web site at www.sonat.com.

          Cautionary Statement Concerning Forward-Looking Statements

This press release includes certain forward-looking statements, which are based on assumptions the company believes are reasonable, but a variety of factors could cause the company's actual results and experience to differ materially from the anticipated results or other expectations expressed in management's forward-looking statements. Such statements are made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Changes in business conditions in the oil and gas industry and at Sonat Exploration Company could change its current plans for its onshore and offshore exploration programs. Such changes would include material changes in oil and gas prices and drilling rig rates. In addition, there can be no assurance that definitive joint venture agreements for the Palmetto Interstate Pipeline will be executed, or that the project will receive regulatory approval or be placed in service as planned. There can also be no assurance that construction of the North Alabama Pipeline project will be completed on schedule.

Additional factors that may affect the company can be found under the caption "Cautionary Statement Concerning Forward-Looking Statements" in the company's 1998 Annual Report on Form 10-K. In addition, Sonat and El Paso Energy
Corporation have filed a Registration Statement on S-4/Joint Proxy in conjunction with their announced merger agreement. These reports, which are filed with the Securities and Exchange Commission, are hereby referenced in their entirety for further information about the company, its operations and its financial statements.

SONAT INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
                                                         3 Months
Periods Ended March 31,                         1999                   1998
---------------------------------------------------------------------------
                                                   (In Thousands, Except
                                                    Per-Share Amounts)

Revenues                                     $  773,740            $1,109,143

Costs and Expenses                            1,079,634             1,049,669
                                             ----------            ----------

Operating Income (Loss)                        (305,894)               59,474

Other Income                                      8,531                 9,824
                                             ----------            ----------

Earnings (Loss) Before Interest and Taxes      (297,363)               69,298

Interest Expense, Net                           (29,948)              (28,506)
                                             ----------            ----------

Income (Loss) before Income Taxes              (327,311)               40,792

Income Tax Expense (Benefit)                   (115,095)               12,842
                                             ----------            ----------


Net Income (1)                               $ (212,216)           $   27,950
                                             ==========            ==========


Earnings (Loss) Per Share of Common Stock    $    (1.93)           $      .25
                                             ==========            ==========

Earnings (Loss) Per Share of Common Stock-
   Assuming Dilution                         $    (1.93)           $      .25
                                             ==========            ==========

Weighted Average Shares Outstanding             110,046               109,966
                                             ==========            ==========

Weighted Average Shares Outstanding-
   Assuming Dilution (2)                        110,046               111,134
                                             ==========            ==========

Cash Dividends Paid Per Common Share         $      .27            $      .27
                                             ==========            ==========


-----------------------------------------------------------------------------


(1) Net income for the three-month periods of 1999 and 1998 include charges of $228.5 million, or $2.08 per share, and $25.8 million, or $.23 per share, respectively, for ceiling test write-downs related to the Company's oil and gas operations.

(2) The 1999 period excludes common stock equivalents applicable to outstanding stock options because they would be antidilutive in the computation of earnings per share.

SONAT INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA
(Unaudited)

                                                       3 Months
Periods Ended March 31,                     1999                   1998
-----------------------------------------------------------------------
                                                  (In Thousands)
BUSINESS SEGMENT
   Revenues:
      Exploration and production         $   91,691            $  161,862
      Natural gas transmission              100,704               105,501
      Energy services                       661,845               937,055
      Other                                  13,355                12,376
      Intersegment revenue                  (93,855)             (107,651)
                                         ----------            ----------
                                         $  773,740            $1,109,143
                                         ==========            ==========

   Earnings Before Interest and Taxes:
      Exploration and production         $ (350,302)           $   (2,445)
      Natural gas transmission               56,182                68,915
      Energy services                        (1,592)                  836
      Other, net of corporate expenses       (1,651)                1,992
                                         ----------            ----------
                                         $ (297,363)           $   69,298
                                         ==========            ==========

INTEREST EXPENSE, NET:
   Interest income                       $    1,939            $    2,200
   Interest expense                         (35,307)              (32,130)
   Interest capitalized                       3,420                 1,424
                                         ----------            ----------
                                         $   29,948            $  (28,506)
                                         ==========            ==========


-------------------------------------------------------------------------


                                         March 31,            December 31,
                                           1999                   1998
                                                  (In Thousands)
Assets                                   $3,974,665            $4,361,094
Total Debt                                2,059,616             1,929,680
Stockholders' Equity                      1,086,820             1,329,251
Debt to Capitalization                           65%                   59%


-------------------------------------------------------------------------

SONAT INC. AND SUBSIDIARIES

OPERATIONAL DATA
(Unaudited)

Exploration and Production

                                                          Three Months
                                                         Ended March 31,
                                                    1999                  1998
Net Sales Volumes:
   Gas (Bcf)                                          46                    63
   Oil and condensate (MBbls)                      1,258                 1,950
   Natural gas liquids (MBbls)                       201                   584
------------------------------------------------------------------------------

Average Sales Prices:
   Gas ($/Mcf)                                    $ 1.66                $ 2.01
   Oil and condensate ($/Bbl)                      11.04                 14.76
   Natural gas liquids ($/Bbl)                      7.29                  9.73
------------------------------------------------------------------------------


Natural Gas Transmission

                                                          Three Months
                                                         Ended March 31,
                                                    1999                  1998
                                                       (Billion Cubic Feet)
Southern Volumes:
   Market transportation                             177                   185
   Supply transportation                              89                    95
                                                   -----                 -----
      Total Volumes                                  266                   280
                                                   =====                 =====

Florida Gas Volumes (100%)                           105                   102
                                                   =====                 =====




Energy Services

                                                          Three Months
                                                         Ended March 31,
                                                    1999                  1998
Sonat Marketing Sales Volumes (100%)
   (Bcf)                                             290                   360
                                                   =====                 =====

Sonat Power Marketing Sales Volumes (100%)
   (Thousands of Megawatt Hours)                   3,009                 3,170
                                                   =====                 =====

Financial Volumes Notional Settlements Third
   Parties-Natural Gas (Bcf)                       1,875                   628
                                                   =====                 =====